FOR IMMEDIATE RELEASE

                                                                        Contact:
                                                                    James L. Fox
                            Executive Vice President and Chief Financial Officer
                                                                  (212) 907-6015

                                                           The BISYS Group, Inc.
                                                                     (NYSE: BSG)
                                                                   www.bisys.com


                 BISYS(R) REPORTS FISCAL FIRST QUARTER RESULTS
              -- Revenue Increases Four Percent to $237 Million --

NEW YORK, N.Y. (October 21, 2003) -- BISYS, a leading provider of business process outsourcing solutions for the financial services sector, today reported the results of its fiscal first quarter ended September 30, 2003.

For the fiscal first quarter, BISYS reported net income of $4.8 million or $0.04 per diluted share, as compared to net income of $16.8 million or $0.14 per diluted share for the same period in fiscal 2003. Actual results for the fiscal first quarter of 2004 include restructuring, impairment, and other charges of $0.11 per diluted share or $13.1 million, including a net tax charge of $0.5 million, primarily related to the integration, consolidation, and reorganization of certain business operations, particularly in the Company's European Fund Services division and the Insurance and Education Services group. Actual results for the fiscal first quarter of 2003 include restructuring charges of $0.06 per diluted share or $7.5 million, net of a tax benefit of $4.5 million, related to the integration, consolidation, and relocation of certain business operations, primarily as a result of acquisition activity.

Excluding restructuring, impairment, and other charges, pro forma net income was $17.9 million or $0.15 per diluted share for the fiscal 2004 first quarter, as compared to $24.3 million or $0.20 per diluted share for the comparable fiscal 2003 quarter.

Revenue for the fiscal first quarter 2004 increased to $237.4 million, up four percent from $227.3 million in the same period last year.

                                     -more-

The Company has included the above pro forma information concerning restructuring, impairment, and other charges to assist investors in analyzing BISYS' results of operations. The Company has elected to provide this information to enable investors to perform meaningful comparisons of past, present, and future operating results, and as a means to emphasize the results of core, ongoing operations.

ABOUT BISYS

The BISYS Group, Inc. (NYSE: BSG), headquartered in New York City, provides business process outsourcing solutions that enable investment firms, insurance companies, and banks to capitalize on convergence by entering new segments of the financial services industry. BISYS currently supports more than 22,000 domestic and international financial institutions and corporate clients through three business units. Its INVESTMENT SERVICES group provides administration and distribution services for approximately 370 clients, representing approximately 2,100 mutual funds, hedge funds, private equity funds, and other alternative investment products with approximately $700 billion in assets under administration. BISYS' largest group also provides retirement services to more than 17,000 companies in partnership with 40 of the nation's leading banks and investment management companies, and offers analytical research and competitive intelligence through its Financial Research Corporation (FRC) subsidiary. Through its INSURANCE AND EDUCATION SERVICES group, BISYS is the nation's largest independent distributor of life insurance and the premier provider of the support services required to sell traditional and variable life, long-term care, disability, and annuity products. BISYS is also the nation's third largest independent wholesale broker of commercial property/casualty insurance. This group complements its insurance distribution services with a comprehensive compliance management solution that supports insurance and investment firms and professionals with more than 215 certification and continuing education training courses, and a sophisticated suite of products and services that automates the entire licensing process. BISYS' INFORMATION SERVICES group supports approximately 1,450 banks, insurance companies, and corporations with industry-leading information processing and imaging solutions, turnkey asset retention solutions, and specialized corporate banking solutions. Additional information is available at www.bisys.com.

                                     -more-

Except for the historical information contained herein, the matters discussed in the press release are forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including but not limited to economic, competitive, governmental and technological factors affecting the Company's operations, markets, services and related products, prices and other factors discussed in the Company's periodic filings with the Securities and Exchange Commission.

                               -tables to follow-

                              THE BISYS GROUP, INC.
                       SUMMARY CONSOLIDATED FINANCIAL DATA
                                   (Unaudited)
                      (In thousands, except per share data)

                                                                     THREE MONTHS ENDED
                                                                        SEPTEMBER 30,

Income Statement Data:                                            2003              2002
                                                               ---------         ---------
Revenues                                                       $ 237,382         $ 227,344
                                                               ---------         ---------
Operating cost and expenses:
  Service and operating                                          152,512           135,549
  Selling, general and administrative                             46,129            44,586
  Amortization of intangible assets                                5,806             4,272
  Restructuring, impairment and other charges                     12,624            12,079
                                                               ---------         ---------
Total expenses                                                   217,071           196,486
                                                               ---------         ---------
Operating earnings                                                20,311            30,858

Interest income                                                      325               373
Interest expense                                                  (4,664)           (4,385)
                                                               ---------         ---------
Income before income taxes                                        15,972            26,846

Income taxes                                                      11,161            10,067
                                                               ---------         ---------
Net income                                                     $   4,811         $  16,779
                                                               =========         =========


Basic earnings per share                                       $    0.04         $    0.14

Diluted earnings per share                                     $    0.04         $    0.14

Weighted average shares outstanding                              119,805           119,535

Weighted average equivalent shares outstanding                   121,467           122,647




Pro forma:

Reported net income                                            $   4,811         $  16,779
Addback:
Restructuring, impairment and other charges, net of tax           13,133             7,549
Pro forma net income                                           $  17,944         $  24,328


Diluted earnings per share:
Reported net income                                            $    0.04         $    0.14
Addback:
Restructuring, impairment and other charges, net of tax             0.11              0.06
Pro forma net income                                           $    0.15         $    0.20

                              THE BISYS GROUP, INC.
                       SUMMARY CONSOLIDATED FINANCIAL DATA
                                   (Unaudited)
                                 (In thousands)


                                               THREE MONTHS ENDED
                                                  SEPTEMBER 30,

Business Segment Data:                       2003              2002
                                          ---------         ---------
Revenues:
  Investment Services                     $ 128,171         $ 120,944
  Insurance and Education Services           57,126            55,699
  Information Services                       52,085            50,701
                                          ---------         ---------
    Total                                 $ 237,382         $ 227,344
                                          =========         =========

Operating earnings (loss)*:
  Investment Services                     $  16,413         $  16,084
  Insurance and Education Services            8,815            19,669
  Information Services                       12,887            12,405
  Corporate                                  (5,180)           (5,221)
                                          ---------         ---------
    Total                                 $  32,935         $  42,937
                                          =========         =========


* Excludes the impact of restructuring, impairment and other charges in fiscal years 2004 and 2003.

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
                                                          SEPTEMBER 30,      JUNE 30,
Balance Sheet Data:                                           2003            2003
                                                          -------------     ----------
Cash and cash equivalents                                 $   76,475        $   79,558
Accounts receivable, net                                      94,532            96,237
Insurance premiums and commissions receivable, net           149,999           169,780
Total assets                                               1,487,291         1,526,893
Insurance premiums and commissions payable                    53,407            79,398
Short-term borrowings                                        163,000           172,000
Long-term debt                                               300,000           300,000
Stockholders' equity                                         773,914           785,061

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
Other Financial Data:                                           THREE MONTHS ENDED
                                                                   SEPTEMBER 30,
                                                                2003            2002
                                                              -------         -------
Capital expenditures                                          $ 9,487         $13,901
Net cash provided by operating activities                     $26,432         $16,804
Effective tax rate, excluding impact of restructuring,
  impairment and other charges                                  37.25%          37.50%